PRIME MEDICAL SERVICES, INC. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 1998
                                   (Unaudited)


                                                                     EXHIBIT 12

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

($ in thousands)                                                                  Six Months Ended June 30,
                                                                                  1999               1998
                                                                                -------             -------
Income before income taxes and
     after minority interest                                                   $ 12,440             $ 4,424
Undistributed equity income                                                         (4)                 (14)
Minority interest income of subsidiaries
     with fixed charges                                                           1,278               1,789
                                                                                -------             -------
Adjusted earnings                                                                13,714               6,199
                                                                                -------             -------
Interest on debt                                                                  4,654               4,114
Debt issuance costs                                                                --                 4,982
                                                                                -------             -------
Total fixed charges                                                               4,654               9,096
                                                                                -------             -------
Total available earnings before fixed charges                                    18,368              15,295
                                                                                =======             =======
Ratio                                                                               3.9                 1.7
                                                                                =======             =======

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